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                                 [LETTERHEAD OF
                            CRAVATH, SWAINE & MOORE]

                                                                  August 4, 1995

                                Time Warner Inc.
                          Time Warner Financinq Trust
                   Reqistration Nos. 33-60203 and 33-60203-01

Dear Sirs:

     We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company") and Time Warner Financing Trust, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in
connection with the proposed issuance by the Trust of 12,057,561 Preferred Exchangeable Redemption Cumulative Securities (the "Preferred Securities") issued pursuant to the terms of a declaration of trust, dated as of June 7, 1995, amended and restated by an Amended and Restated Declaration of Trust to be dated as of the date of issuance of the Preferred Securities (the "Amended
Declaration") (as so amended and restated from time to time, the "Declaration"), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to a Guarantee Agreement to be dated as of the date of issuance of the Preferred Securities (the "Guarantee Agreement") between the Company and The First National Bank of Chicago, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of Subordinated Notes due December 23, 1997 (the "Subordinated Notes") of the Company which will be issued under an indenture to be dated as of the date of issuance of the


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Preferred  Securities (the "Indenture"),  between the Company and Chemical Bank, as Trustee (the "Indenture Trustee").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including (a) the Restated Certificate of Incorporation of the Company; (b) the above referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on June 14, 1995, as amended by Amendment No. 1 thereto filed with the Commission on July 19, 1995 (as so amended, the "Registration Statement"); (c) the Certificate of Trust of the Trust dated June 7, 1995 and filed with the Secretary of State of the State of Delaware on June 9, 1995; (d) the Declaration; (e) the form of Amended Declaration filed with the Commission as an exhibit to the Registration Statement; (f) the form of Indenture filed with the Commission as an exhibit to the Registration Statement; (g) the form of Preferred Security filed with the Commission as an exhibit to the Registration Statement; (h) the form of Guarantee Agreement filed with the Commission as an exhibit to the Registration Statement; and (i) the form of Subordinated Note filed with the Commission as an exhibit to the Registration Statement.

     Based on the foregoing, we are of opinion that the statements set forth in the Prospectus contained in the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Considerations", to the extent they constitute matters of law, accurately describe the material United States Federal income tax consequences to holders of the acquisition, holding and disposition of the Preferred Securities.

     We also confirm that the statements set forth in the Prospectus under the caption "Federal Income Tax Considerations" purporting to describe our opinion as to certain matters accurately describe our opinion as to those matters.

     We do not express any opinion as to any laws other than the Federal income tax laws of the United States of America.

     We know that we may be referred to in the Prospectus in the discussion captioned "Federal Income Tax


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Considerations",  and  we  hereby   consent  to  such  use of  our  name  in the
Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.

                                       Very truly yours,



Time Warner Inc.
   75 Rockefeller Plaza
      New York, NY 10019